Exhibit 23.1

中正達會計師事務所有限公司 Centurion ZD CPA Limited Certified Public Accountants (Practising)

HK office: 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong
香港皇后大道中三五九至三六一號南島商業大廈七樓
Tel : (852) 2851 7954         Fax: (852) 2545 4086
Kowloon office: Room 2105-06, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong
九龍旺角亞皆老街八號朗豪坊辦公大樓2105-06室
Tel: (852) 2780 0607         Fax: (852) 2780 0013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Yangtze River Development Ltd of our report dated March 9, 2017, relating to the consolidated financial statements of Yangtze River Development Ltd as of December 31, 2016 and 2015 and for the years then ended, and of our report dated April 28, 2017, relating to the effectiveness of Yangtze River Development Ltd's internal control over financial reporting as of December 31, 2016 appearing in the Yangtze River Development Ltd's Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Centurion ZD CPA Ltd. (fka DCAW (CPA) Ltd. as successor to Dominic K.F. Chan & Co.)

Certified Public Accountants

Hong Kong, May 4, 2017